EXHIBIT 10.11

FORM OF

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of July , 2008, by and among CHINA ARMCO METALS, INC., a Nevada corporation (the “Company”), Suite 1706/A , Jincheng International Plaza, No. 66 Jing San Road, Zhengzhou, PRC, and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”) (each agreement with a Subscriber being deemed a separate and independent agreement between the Company and such Subscriber, except that each Subscriber acknowledges and consents to the rights granted to each other Subscriber each, an “Other Subscriber” under such agreement and the Transaction Documents, as defined in Section 5(c) of this Agreement, referred to therein).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase up to $8,400,000.00 (the “Aggregate Purchase Price”) of the Company’s common stock, $.001 par value (“Common Stock”) in units of $300,000.00; each unit consisting of (a) 100,000 shares of Common Stock at a per share purchase price of $3.00 (the “Share Purchase Price”); subject to adjustment as described in this Agreement), and (b) 100,000 Warrants in the form attached hereto as Exhibit A (the “Warrants”), to purchase shares of Common Stock (the “Warrant Shares”). The per share Exercise Price of the Warrants shall be Five Dollars ($5.00) (the “Exercise Price”; subject to adjustment as described in the Warrant and in this Agreement. The purchase price to be paid by each Subscriber, as identified on the signature page to this Agreement, is referred to as the “Purchase Price” and the shares being purchased by and issued to such Subscriber, as identified on the signature page to this Agreement, are referred to as the “Purchased Shares.” The Purchased Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”; and

WHEREAS, the aggregate proceeds of the sale of the Purchased Shares and the Warrants contemplated hereby shall be held in escrow pending the closing of the transactions contemplated by this Agreement pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit B (the “Escrow Agreement”).1

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1 By signing this Agreement, each of the Subscriber and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Escrow Agreement, all of the provisions of which are incorporated herein by this reference as if set forth in full.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.         Closing Date. The “Closing Date” shall be the date that the sum of $1,200,000.00 is transmitted by wire transfer or otherwise to or for the benefit of the Company. At the election of the Company, there may be one or more Additional Closing Dates, provided however, that the Aggregate Purchase Price at all closings shall not exceed $8,400,000.00. At each such Closing Date, the Company shall deliver a Closing Certificate substantially in the form of Exhibit E as set forth in Paragraph 2(b) of the Agreement. The consummation of the transactions contemplated herein (the “Closing”) shall take place at the offices of Krieger & Prager, LLP, 39 Broadway, Suite 920, New York, New York 10006, upon the satisfaction of all conditions to Closing set forth in this Agreement.

2.	Closing.

(a)       Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date each Subscriber, in the amounts set forth on the signature page hereto, shall purchase and the Company shall sell to each such Subscriber in the amount set forth on the signature page hereto, the Purchased Shares and the Warrants as described in Section 3 of this Agreement.

(b)       The occurrence of the Closing is expressly contingent on (i) payment by the Subscriber of the Subscriber’s Purchase Price, which payment shall made to an escrow account maintained by the Escrow Agent named in the Escrow Agreement pursuant to instructions separately provided to the Subscriber, to be held in escrow pending the Closing, (ii) delivery by the Company to the Krieger & Prager LLP pending the Closing of a written undertaking by the Company and the Transfer Agent to deliver one or more original signed stock certificates representing the Purchased Shares, issued in the name of the Subscriber within two (2) business day after the Closing, (iii) delivery by the Company to the Krieger & Prager, LLP of original ink-signed Warrants issued by the Company to the Subscriber (such stock certificates and Warrants, the “Delivered Certificates”), (iv) the truth and accuracy, on the Closing Date of the representations and warranties of the Company and Subscriber contained in this Agreement, (v) the continued compliance with the covenants of the Company set forth in this Agreement through such date, (vi) the non-occurrence prior to that date of any event that with the passage of time or the giving of notice could become an Event of Default, as defined in Section 7 hereof or other default by the Company of its obligations and undertakings contained in this Agreement, (vii) the delivery by the Company on the Closing Date of a certificate substantially in the form of Exhibit E (the “Closing Certificate”) signed by its chief executive officer or chief financial officer (1) representing the truth and accuracy of all the representations and warranties made by the Company contained in this Agreement, as of the Closing Date, as if such representations and warranties were made and given on such date, except for changes that will not have alone, or in any combination in the aggregate, a Material Adverse Effect (as defined in Section 5(a) of this Agreement), (2) certifying that the information contained in the schedules and exhibits hereto is substantially accurate as of the Closing Date, except for changes that do not constitute a Material

Adverse Effect, (3) adopting and renewing the covenants and representations set forth in Sections 5, 7, 8, 9, 10, 11, and 12 of this Agreement in relation to the Closing Date, the Purchased Shares and the Warrants, and (4) certifying that no Event of Default has occurred, and (viii) a legal opinion of Company Counsel nearly identical to the legal opinion referred to in Section 6 of this Agreement shall be delivered to each Subscriber on the Closing Date in relation to the Company, the Purchased Shares and the Warrants (“Closing Legal Opinion “).

3.         Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers as follows:

(a) Each shall (i) be for the purchase of a number of shares of Common Stock equal to the number of Purchased Shares of the relevant Subscriber; (ii) have a per share exercise price (the “Exercise Price”) of $5.00; the Exercise Price will be subject to adjustment as provided herein and in the Warrant; (iii) be exercisable from the Closing Date through the close of business on the date which is the last day of the calendar month in which the fifth annual anniversary of the Closing Date occurs (the “Warrant Expiration Date”); (iv) have cashless exercise rights as provided in the Warrant; and (v) provide for automatic conversion immediately prior to the Warrant Expiration Date on the terms provided in the Warrant.

Except as specified above, each Warrant shall generally be in the form annexed hereto as Exhibit A. The Warrant Shares shall be subject to the provisions of the Registration Rights provisions.

4.         Subscriber’s Representations and Warranties. Each Subscriber, for himself, herself or itself (but not with respect to any other Subscriber), hereby represents and warrants to and agrees with the Company that:

(a)       Organization and Standing of the Subscriber. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b)       Authorization and Power. The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities. The execution, delivery and performance of this Agreement by the Subscriber and, if the Subscriber is an entity, the consummation by the Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c)       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents, each as currently in effect, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber). The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)       Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company’s Form 10-KSB (and any amendments thereto) for the year ended December 31, 2007 and all periodic and current reports filed with the Commission thereafter, but not later than five business days before the Closing Date (hereinafter referred to as the “Reports”). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber acknowledges that on or about June 30, 2008, the Company filed a Form 8-K describing a certain Merger transaction (the “Merger”). Subscriber has had access to and the opportunity to review said Form 8-K and the Exhibits thereto. .

(e)       Information on Subscriber. The Subscriber (i) is, and will be on the Closing Date and upon each exercise of the Warrants, an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, (ii) is experienced in investments and business matters, (iii) has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, (iv) alone or with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate and complete in all material respects.

(f)        Purchase of Purchased Shares and Warrants. On the Closing Date, the Subscriber will purchase the Purchased Shares and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Purchased Shares and Warrants for any minimum amount of time.

(g)       Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary (as defined in Section 5(a) of this Agreement) of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h)       Legends on Purchased Shares and Warrant Shares. The Purchased Shares and the Warrant Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA ARMCO METALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)	Legend on Warrants. The Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA ARMCO METALS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(j)        Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)       Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(l)        No Governmental Review. The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)      Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(n)       Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

5.         Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that, except as set forth in the Reports or in Schedule 5 hereto, and as otherwise qualified in the Transaction Documents:

(a)       Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company’s Subsidiaries as of the Closing Date are set forth on Schedule 5(a).

(b)       Outstanding Stock. Except as set forth on Schedule 5(b), all issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company’s capitalization and outstanding shares are substantially as reported in the most recently filed Reports reflecting such information.

(c)       Authority; Enforceability. This Agreement, the Purchased Shares, the Warrants, the Escrow Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and Subsidiaries (as the case may be) and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors ‘ rights generally and to general principles of equity. The Company and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)       Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or other equity securities and, other than (i) pursuant to this Agreement with other Subscribers, (ii) pursuant to the Merger Transaction described in Section 4(d) (the “Merger”) or (iii) as described on Schedule 5(d), and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or other equity securities of the Company or other equity interest in any of the Subsidiaries of the Company. The anticipated capitalization of the Company on a fully diluted basis outstanding as of immediately following the Closing on the Aggregate Purchase Price is set forth on Schedule 5(d)-1.

(e)       Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market (as defined in Section 9(b) of this Agreement), nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

(f)        No Violation or Conflict. Assuming the representations and warranties of each of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Documents entered into by the Company relating thereto or contemplated thereby will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) of a material nature under (A) the articles or certificate of incorporation, charter or bylaws of the Company, each as currently in effect, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except as contemplated herein; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the activation of any piggy-back registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.

(g)       The Securities. Upon their issuance, the Securities (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Purchased Shares, and upon exercise of the Warrants, the Purchased Shares and Warrant Shares, will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted; (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; (iv) will not subject the holders thereof to personal liability by reason of being such holders, provided the Subscriber’s representations herein are true and accurate; and (v) provided the Subscriber’s representations herein are true and accurate, will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(h)        Litigation. There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending, or, to the knowledge of the Company, basis for any, action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)         Reporting Company. Pursuant to the provisions of the Securities Exchange Act of 1934 Act (the “1934 Act”), the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve (12) months.

(j)         No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided, however, that this provision shall not prevent the Company from engaging in investor relations/public relations activities consistent with past practices.

(k)        Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the Reports (“Latest Financial Date”), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs not disclosed in the Reports. The Reports including the financial statements therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

(l)        Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws (and, if so required, unless contemporaneous notice of such instruction is given to the Subscriber).

(m)       Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company’s knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(n)       Not an Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board (“Bulletin Board”) or any Principal Market which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(o)       No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(p)       Listing. The Common Stock is quoted on the Bulletin Board under the symbol: CNAM. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation.

(q)       No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since the Latest Financial Date and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5(q).

(r)        No Undisclosed Events or Circumstances. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(s)       Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date are set forth onSchedule 5(d) and Schedule 5(d)-1. Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(t)         Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

(u)       No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(v)       Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company current transfer agent is set forth on Schedule 5(v) hereto. The Company’s transfer agent at any time is referred to as the “Transfer Agent.”

(w)      Investment Company. Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)       Absence of Certain Company Control Person Actions or Events. The term “Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act. To the Company’s knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

(i)        A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(ii)       Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)      Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(A)      acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission (“CFTC”) or engaging in or continuing any conduct or practice in connection with such activity;

(B)	engaging in any type of business practice; or

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(C)      engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(iv)      Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (iii) of this item, or to be associated with Persons engaged in any such activity; or

(v)       Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or Commission has not been subsequently reversed, suspended, or vacated.

(y)       Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (e), (f), (h), (k), (m), (q), (r), (u), and (w) of this Agreement, as same relate to each Subsidiary of the Company.

(z)       Company Successor. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Sections 9(g) through 9(l) shall relate, apply and refer to the Company and its successors.

(aa)     Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

(bb)     Survival. The foregoing representations and warranties shall survive until three (3) years after the Closing Date.

6.         Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit C. The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for (i) the issuance of the Warrant Shares and (ii) the resale of the Shares and the Warrant Shares pursuant to an effective registration statement, pursuant to Rule 144 under the 1933 Act (“Rule 144”), or pursuant to another available exemption from registration.

7.         Events of Default. The occurrence of any of the following events is an event of default under this Agreement (each, an “Event of Default”):

(a)       Breach of Covenant. The Company breaches any material covenant or other term or condition of any Transaction Document in any material respect; provided, however, that if such breach is capable of being cured, such breach continues for a period of ten business days after written notice to the Company from the Subscriber.

(b)       Breach of Representations and Warranties. Any material representation or warranty of the Company made herein in any Transaction Document or in connection therewith shall be false or misleading in any material respect as of the date made or as of the Closing Date.

(c)       Receiver or Trustee. The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(d)       Judgments. Any money judgment, writ or similar final process shall be entered or filed against Company or any Subsidiary or any of their property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

(e)       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company or any Subsidiary and if instituted against is not dismissed within 45 days of initiation.

(f)         Delisting. Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market; or notification from a Principal Market that the Company is not in compliance with the conditions for such continued listing on such Principal Market.

(g)       Non-Payment. A default by the Company or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than ten days after the due date.

(h)       Stop Trade. A Commission or judicial stop trade order or Principal Market trading suspension that lasts for five or more consecutive trading days.

(i)        Reservation Default. Failure by the Company to comply with its obligation to reserve shares from its authorized Common Stock to be issued upon exercise of the Warrants.

(j)        Cross Default. A default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company or any Subsidiary are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

(k)       Default to Other Subscriber. An Event of Default shall have been declared by any other Subscriber in accordance with the preceding provisions of this Section 7.

8.	Finder/Legal Fees.

(a)       Finder. Each of the Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Except as provided in the following sentence, the Company represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with the Offering. Notwithstanding the foregoing, (i) the Company reserves the right to engage registered broker-dealers in connection with this offering to participate in the offering to certain Subscribers, and (ii) the Company will be responsible for all fees and other compensation due to such broker-dealers, which compensation may include a cash fee of up to 10% of the Purchase Price paid by those Subscribers identified by such finders and broker, and warrants (“Placement Agent Warrants”) having terms substantially similar to the Warrants for the purchase of up to 10% of the number of shares subject to the Warrants of those Subscribers.

(b)       Legal Fees. The Company shall pay to Krieger & Prager, LLP (“Counsel”), a fee of $40,000.00 (“Legal Fees”) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Purchased Shares and the Warrants (the “Offering”). The Legal Fees will be paid on the Closing Date and will be paid out of funds held pursuant to the Escrow Agreement.

(c)        Due Diligence Fee. The Company will pay a due diligence fee (“Due Diligence Fee”) described on Schedule 8 hereto to the parties identified on Schedule 8 hereto (each, a “Due Diligence Fee Recipient”).

9.         Covenants of the Company. The Company covenants and agrees with each Subscriber as follows:

(a)       Stop Orders. The Company will advise each Subscriber, within two hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)       Listing. The Company shall promptly secure the listing of the Purchased Shares and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall use commercially reasonable efforts to maintain such listing so long as any Purchased Shares, Warrants or Warrant Shares are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq National Market System, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide each Subscriber with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the Bulletin Board is the Principal Market.

(c)       Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to each Subscriber.

(d)       Filing Requirements. (A)        Within twenty (20) days after the Closing, the Company will file with the Commission a Registration Statement on Form 8-A under the 1934 Act registering the Common Stock, and use its best efforts to cause such registration statement to become and remain effective.

(B)	From the date of this Agreement and until the earliest of

(i)        the date which is one year after the date (the “Last Exercise Date”) on which the Warrants have been exercised in full other than by way of a cashless exercise (which Last Exercise Date shall be deemed to occur no later than the Warrant Expiration Date),

(ii)       the date on which all of the Purchased Shares and the Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement provided, however, that if any outstanding Warrant may still be exercised, such date shall not be determined until the earlier of the date such Warrants have been exercised in full or the Warrant Expiration Date, or

(iii)      the date on which all of the Purchased Shares and the Warrant Shares which were issued upon exercise of the Warrants other than by way of cashless exercise may be resold or transferred pursuant to Rule 144, without regard to volume limitations; provided, however, that if any outstanding Warrant may still be exercised, such date shall not be determined until the earlier of the date such Warrants have been exercised in full or the Warrant Expiration Date,

the Company will (A) cause its Common Stock to continue to be registered under Section 12(g) of the 1934 Act, (B) comply in all material respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its commercially reasonable efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two years after the Closing Date. Until the earlier of the resale of the Purchased Shares and the Warrant Shares by each Subscriber or two years after the Warrants have been exercised, the Company will use its commercially reasonable efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)       Failure to Make Timely Filings. Until such time as the Subscriber may sell the Common Stock without limitation under Rule 144 the Company agrees that, if the Company fails to file in a timely manner, beyond any applicable extension period, on the SEC’s EDGAR system any information required to be filed by it, whether on a Form 10-K, Form 10-Q, Form 8-K, Proxy Statement or otherwise, the Company shall be liable to pay to the Subscriber an amount based on the following schedule (where “No. Business Days Late” refers to each Trading Day after the latest due date for the relevant filing):

Late Filing Payment For Each 40,000 Shares of
No. Business Days Late	of Common Stock (or portion thereof)
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Trading
Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand by the Subscriber; provided, however, that the Subscriber  making the demand may specify that the payment shall be made in shares of Common Stock at the Share Purchase Price applicable to the date of such demand.

(f)        Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes set forth on Schedule 9(f) hereto. Except as set forth on Schedule 9(f), the Aggregate Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding or equity instruments of the Company, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on the Closing Date.

(g)       Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of the Subscribers from its authorized but unissued common stock, a number of common shares equal to the shares and Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(g) shall be a material default of the Company’s obligations under this Agreement and an Event of Default.

(h)       Taxes. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)        Books and Records. From the date of this Agreement and until the sooner of (i) (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)        Governmental Authorities. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)       Intellectual Property. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

(l)        Properties. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(m)      Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations the Company agrees that except in connection with a Form 8-K or the Registration Statement or as otherwise required in any other Commission filing or in a filing required by any other government or agency having jurisdiction over the Company, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber, only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the fourth business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Closing is annexed hereto as Exhibit D.

(n)       Further Registration Statements. Except for a Registration Statement filed on behalf of the Subscribers pursuant to Section 11 of this Agreement, and as set forth on Schedule 11(a) hereto, the Company will not file any registration statements or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such Common Stock is registered therein, including but not limited to Forms S-8, except with regard to Form S-8 as described on Schedule 9(n) with the Commission or with state regulatory authorities without the consent of the Subscribers until the expiration of the

“Exclusion Period”, which shall be defined as the sooner of (i) the Registration Statement having been current and available for use in connection with the resale of all of the Registrable Securities (as defined in Section 11(a)(i) of this Agreement) for a period of 240 days, or (ii) the date on which all of the Purchased Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or Rule 144, without regard to volume limitations. The Exclusion Period will be tolled during the pendency of an Event of Default. The foregoing will not apply to any Registration Statement in respect of any acquisition, merger, exchange or sale or other transaction.

(o)       Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto in each instance such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company will offer to a single firm of counsel designated by the Subscribers (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn: Samuel M. Krieger, Esq., which firm has requested to receive such notification; each, an “Investor’s Counsel”) an opportunity to review and comment on the Registration Statement and all amendments and supplements thereto between three and five business days prior to the proposed filing date thereof, and not file any document in a form to which such counsel reasonably objects.

(p)       Offering Restrictions. Until the expiration of the Exclusion Period or except as indicated on Schedule 5 hereto, and during the pendency of an Event of Default, except for the Excepted Issuances (as defined in Section 12 of this Agreement), the Company will not enter into an agreement to nor issue any equity, convertible debt or other securities convertible into common stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent may be withheld for any reason. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, except for the Excepted Issuances, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights. The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Subscribers. No other plan will be adopted nor may any options or equity not included in such plan be issued until the end of the Exclusion Period.

(q)       Additional Negative Covenants. From the date of this Agreement and until the sooner of (i) the date which is two (2) years after the Closing Date, or (ii) the date as of which all of the Purchased Shares and Warrants Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will not and will not permit any of its Subsidiaries, without the written Consent of the Subscribers, to directly or indirectly:

(i)        amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Subscribers;

(ii)       repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents; or as set forth in Schedule 9 (q) (ii);

(iii)	prepay any financing related or other outstanding debt obligations; or

(iv)      take any action pursuant to which it would be deemed to be a “Shell Company” as defined in Rule 405 under the Act.

10.	Covenants of the Company and Subscriber Regarding Indemnification.

(a)       Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any material covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto. Any or all of the foregoing are deemed Events of Default.

(b)       Subscriber Indemnification. Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

(c)       Limitation on Subscriber Indemnification. In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities.

(d)       Procedures. The procedures set forth in Section 11(f) shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

11.	Registration Rights; Rule 144 Provisions.

(a)       Registration Statement Requirements. The Company shall file with the Commission a Form S-1 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register all of the Registrable Securities for resale and distribution under the 1933 Act on or before the date (the “Required Filing Date”) which is seventy five (75) calendar days after the Closing Date (the actual date of such filing, the “Filing Date”), and use its best efforts to cause the Registration Statement to be declared effective by the date (the “Required Effective Date”) which is not later than the earlier of (x) one hundred eighty (180) calendar days after the Closing Date or (y) seven (7) business days after oral or written notice to the Company or its counsel from the Commission that it may be declared effective. The Company will register not less than a number of shares of common stock in the aforedescribed Registration Statement that is equal to Warrant Shares issuable pursuant to this Agreement upon exercise of the Warrants (assuming, for such purposes, that the holders of all outstanding Warrants have exercised such Warrants in full) (collectively, the “Registrable Securities”); provided, however, the number of such shares being registered for each Subscriber may, with the written consent of the Subscriber (which consent may be conditioned upon, among other things, the Company’s agreement to include certain shares in a subsequent registration statement), be less than such number. The Registration Statement shall also state that, in accordance with Rules 416 and 457 under the 1933 Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable with respect to the Registrable Securities to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscribers and not issued, employed or reserved for anyone other than such Subscribers. The Registration Statement will immediately be amended or Additional Registration Statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities or any other provisions of this Agreement. Except with the written Consent of the Subscribers, no securities of the Company other than the Registrable Securities will be included in the Registration Statement except that the Registration Statement may include (i) Payment Shares (as defined in Section 11(d) of this Agreement), (ii) the shares issuable upon exercise of Placement Agent Warrants, if any, and (iii) the shares, if any, described on Schedule 11(a) hereto. It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Subscribers less than 100% of the outstanding Registrable Securities (assuming, for such purposes at any time prior to the Warrant Expiration Date, that the holders of all outstanding Warrants have exercised such Warrants in full). Any holder of Registrable Securities named as a selling stockholder in the Registration Statement is sometimes referred to herein as a “Seller”.

(b)       Registration Procedures. If and whenever the Company is required by the provisions of this Section 11 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(i)        subject to the time lines provided in this Agreement, prepare and file with the Commission a registration statement required by Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify each Seller (by telecopier and by e-mail addresses provided by Subscribers) and Counsel (by telecopier and by email to skrieger@kplawfirm.com) on or before 3:00 PM EST on the first business day following the day the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice to Krieger & Prager, LLP as required by this Section 11(b) shall be a material breach of the Company’s obligation and a Non-Registration Event as defined in Section 11(d) of this Agreement);

(ii)       prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers’ intended methods of disposition set forth in such registration statement for such period;

(iii)      to the extent not available on Edgar, furnish to each Seller, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Seller reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(iv)      use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of New York and such jurisdictions as a Seller shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)       if applicable, list the Registrable Securities covered by such registration statement with any securities exchange or trading market on which the Common Stock of the Company is then listed to the extent not available on Edgar, and if listed on the OTCBB, use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such the Purchased Shares and the Warrant Shares ;

(vi)      notify each Seller within one (1) business day of the Company’s becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Shares; and

(vii)   provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by any Seller, and any attorney, accountant or other agent retained by such Seller, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, attorney, accountant or agent in connection with such registration statement, and

(viii) by 9:30 a.m. New York time on the business day following an Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement or Additional Registration Statement.

(c)       Provision of Documents. In connection with each registration described in this Section11, each Seller (a) will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws, and (b) make any sale or transfer only in accordance with the Plan of Distribution set forth in such Registration Statement.

(d)       (i) Non-Registration Events. Except to the extent provided in paragraph (d) (ii) below, the Company and the Subscribers agree that the Sellers will suffer damages if the Registration Statement is not filed by the Required Filing Date and not declared effective by the Commission by the Required Effective Date or if, after it is declared effective, its effectiveness is not maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the any Registration Statement is not filed on or before the Required Filing Date or Additional Filing Date , (B) the Registration Statement is not declared effective on or before the Effective Date or Additional Effective Date , (C) the Registration Statement is not declared effective within seven (7) business days after receipt by the Company or its attorneys of a written or oral communication from the Commission that the Registration Statement will not be reviewed or that the Commission has no further comments, (D) any registration statement described in Section 11 declared effective but shall thereafter cease to be effective for a period of time which shall exceed 30 days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than 20 consecutive days at any one time (each such event referred to in clauses A through D of this Section 11(d) is referred to herein as a “Non-Registration Event”), then the Company shall deliver to the holder of Registrable Securities, as liquidated damages (“Liquidated Damages”), an amount equal to two percent (2%) of the Aggregate Purchase Price of the Purchased Shares owned of record by such holder for each thirty (30) days (pro rata for any period less than thirty days) which are subject to such Non-Registration Event, but in no event shall Liquidated Damages exceed 180 days of Liquidated Damages. The Company must pay the Liquidated Damages in cash, except that, subject to the conditions described below, the Company may pay the Liquidated Damages in shares of Common Stock (with each share valued at the then effective Share Purchase Price); such shares are referred to as “Payment Shares.” The Company may issue Payment Shares if, but only if the Effective Date is on or before the date which is 300 days after the Closing Date and the Registration Statement covering the Payment Shares to be issued to the Seller is then effective. The Liquidated Damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date or Additional Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. All oral or written comments received from the Commission relating to the Registration Statement must be satisfactorily responded to within thirty (30) business days after receipt of comments from the Commission. Failure to timely respond to Commission comments is a Non-Registration Event for which Liquidated Damages shall accrue and be payable by the Company to the holders of Registrable Securities at the same rate set forth above. Notwithstanding the foregoing, the Company shall not be liable to the Seller under this Section 11(d) for any events or delays occurring as a consequence of the acts or omissions of the Seller contrary to the obligations undertaken by Sellers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11(d) nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144(d) under the 1933 Act.

(ii)	For the purposes of this Section

(A)      a.Additional Effectiveness Date means the date which is thirty (30) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline or in the event that the Registration Statement is subject to any review by the SEC pursuant to which the SEC issues comments, ninety (90) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline.

b. Additional Filing Date means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the most recent Additional Effective Date, as applicable.

c. Additional Registrable Securities means, (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the, the Warrant Shares, the Warrants or the Cutback Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion and/or exercise of the Warrants.

d. Additional Registration Statement means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

e. Additional Required Registration Amount means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in this Section , without regard to any limitations on conversions and/or redemptions of the Notes or exercises of the Warrants.

f. Cutback Shares means any of the Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

(B).        Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Date , file with the SEC an Additional Registration Statement covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. The Company shall use such registration form as is available for such a registration. Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC. The Company shall use its best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Date .

(C).        Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. To the extent permitted by the SEC, any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Additional Registration Statement without the prior written consent of the Required Holders.

(e)       Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

(f)	Indemnification and Contribution.

(i)        In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11(f)(iii) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

(ii)       In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

(iii)      Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11(f)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11(f)(iii), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11(f)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(iv)      In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11(f) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11(f); then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(g)	Delivery of Unlegended Shares.

(i)        Within five (5) business days (such fifth business day being the “Unlegended Shares Delivery Date”) after the business day on which the Company has received (i) a notice that Purchased Shares or Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber’s broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its Transfer Agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted certificates, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

(ii)       In lieu of delivering physical certificates representing the Unlegended Shares, if the Company’s Transfer Agent is then participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefore do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber’s prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

(iii)      The Company understands that a delay in the delivery of the Unlegended Shares pursuant to the foregoing provisions of this Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11(g) for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Purchased Shares and Warrant Shares subject to such default at a price per share equal to the Redemption Percentage (as defined below) multiplied by the Purchase Price of such Common Stock and exercise price of such Warrant Shares (“Unlegended Redemption Amount”). The term “Redemption Percentage” means the greater of (i) 120%, or (ii) a fraction (expressed as a percentage) in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty (30) day period and the denominator of which is the lowest conversion price during such thirty (30) day period. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(iv)      In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

(v)       In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11(g) or the Subscriber has exercised the Warrant and the Company is required to deliver such Warrant Shares, the Company may not refuse to deliver Unlegended Shares or Warrant Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(h)       Reports under 1933 Act and 1934 Act. With a view to making available to each Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit the Subscriber to sell securities of the Company to the public without Registration (“Rule 144”), the Company agrees to:

(i)        make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)       file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(iii)      furnish to the Subscriber so long as the Subscriber owns Registrable Securities, promptly upon request, (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (y) if not available on the Commission’s EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit the Subscriber to sell such securities pursuant to Rule 144 without registration; and

(iv)      at the request of any Subscriber holding Purchased Shares or Warrant Shares (a “Holder”), give its Transfer Agent instructions (supported by an opinion of Company Counsel or other counsel to the Company, if required or requested by the Transfer Agent) to the effect that, upon the Transfer Agent’s receipt from such Holder of

(1) a certificate (a “Rule 144 Certificate”) certifying (A) that the Holder’s holding period (as determined in accordance with the provisions of Rule 144) for the shares of Purchased Shares or Warrant Shares which the Holder proposes to sell (the “Securities Being Sold”) is not less than six (6) months and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the 1933 Act, and

(2) an opinion of counsel acceptable to the Company (for which purposes it is agreed that the opinion of Krieger & Prager LLP shall be deemed acceptable if not given by Company counsel) that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records (except to the extent any such legend or restriction results from facts other than the identity of the Holder, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Holder). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

(i)        Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement and the rights of the Subscriber under this Section 11 shall be automatically assigned by the Subscriber to any transferee of all or any portion of any unexercised Warrants (excluding any transfer of such Registrable Securities by a sale pursuant to an effective Registration Statement or pursuant to Rule 144), but, only if the Company is, within five (5) business days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned, and (c) written evidence of the transferee’s assumption of the Subscriber’s obligations under this Agreement, and any other documents related to the transactions contemplated hereby for which the Subscriber shall have obligations thereunder.

12.       Right of First Refusal; Most Favored Nation Provision; Other Provisions.

(a)       Right of First Refusal. During the period from the Closing Date through and including the first anniversary of the Closing Date, the Subscribers shall be given not less than seven (7) business days’ prior written notice of any proposed sale by the Company to any party of its common stock or other securities or debt obligations of the Company, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans, if any, described on Schedule 5(d) hereto at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing, (iv) as a result of the Merger, or (v) as a result of the exercise of Warrants or conversion of which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date all on the original terms thereof, the issuance of which has been disclosed in a Report filed not less than five (5) days prior to the Closing Date (collectively the foregoing are “Excepted Issuances”). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of in the Offering. Each Subscriber may exercise such right independent of the exercise thereof by the other Subscribers. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right.

(b)       Most Favored Nation Provision. Other than the Excepted Issuances, if, at any time while the Subscriber holds any Purchased Shares, Warrants or Warrant Shares, the Company shall offer, issue or agree to issue any common stock or securities (including preferred stock, debentures, warrants, options or other rights, howsoever denominated) convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) (collectively, “New Securities”) to any person or entity (“Third Party Purchaser”) at a purchase or conversion price per share and/or an exercise price per share, respectively, which shall be less than the Share Purchase Price (adjusted for capital adjustments such as stock splits or dividends paid in shares of common stock) or the then effective Exercise Price of the Warrants, without the consent of the Subscriber holding such Purchased Shares, Warrants or Warrant Shares, then such Subscriber shall have the right to apply the lowest such purchase price, conversion price or exercise price of the offering or sale of such New Securities to the purchase price of the Purchased Shares then held by the Subscriber (and, if necessary, the Company will issue additional shares to Subscriber to take into account the amount paid by the Subscriber as of the Closing Date and the adjustment made to the per share purchase price contemplated by this paragraph), to the warrant exercise price of Warrant Shares then held by the Subscriber (and, if necessary, the Company will issue additional shares to Subscriber to take into account the amount paid whether in cash or by cashless exercise paid by the Subscriber for the Warrant Shares then held and the adjustment made to the per share exercise price) and to the exercise price for all unexercised Warrants, each as of the date of the offering or sale of such New Securities, and the appropriate adjustments to each relevant Transaction Document will be deemed made accordingly. The rights of the Subscriber set forth in this Section 12(b) are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

(c)       Option Plan Restrictions. The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Subscribers or filed with the Reports. No other plan will be adopted nor may any options or equity not included in such plan be issued until the end of the Exclusion Period.

(d)       Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a) and 12(b) would result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 2.2 of the Warrants, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the maximum amount set forth contemplated by Section 2.2 of the Warrants. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber.

(e)       Other Financing Transactions. Anything in any other provision of the Transaction Documents, including the preceding provisions of this Section 12, to the contrary notwithstanding, during the period from the Closing Date through and including the first anniversary of the Effective Date, the Company shall not enter into any other financing transaction which provides for the Company to issue any shares of Common Stock or any security convertible into or exercisable for Common Stock.

13.	Miscellaneous.

(a)       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to the address set forth above Tel 0371-65861171, Fax 0371-65861170, AttnKexuan Yao Chief Executive Officer, with a copy by telecopier only to: Anslow & Jaclin, LLP, Attn: Richard I. Anslow, Esq., 195 Route 9 South, Manalapan, New Jersey 07726, telecopier number (732) 577-1188, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Krieger & Prager, LLP, Attn: Samuel M. Krieger, Esq., 39 Broadway, Suite 920, New York, New York 10006, telecopier number: (212) 363-2999.

(b)       Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

(c)       Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written Consent of the Subscribers.

(d)       Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(e)       Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York sitting in the City of New York or in the federal courts located in the state of New York sitting in the City Counties of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(f)        Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(e) hereof, each of the Company, Subscriber and any signatory hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(g)       Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(f)        Damages. In the event the Subscriber is entitled to receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

(g)       Consent. As used in the Agreement, “Consent of the Subscribers” or similar language means the written consent of holders of not less than 75% of the total of the Shares issued which are owned by Subscribers on the date such consent is requested.

(h)       Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, with respect to the Purchase Price specified below, each the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

NO. OF UNITS AT $300,000 PER UNIT:	$________________________

NO. OF SHARES	_________________________
NO. OF WARRANTS	_________________________

SUBSCRIBER:

________________________________	____________________________________
Address	Printed Name of Subscriber

________________________________

Telephone No. ___________________	By: _________________________________
Telecopier No. ___________________	(Signature of Authorized Person)

_____________________________________
______________________________	Printed Name and Title

Jurisdiction of Incorporation

or Organization

Tax ID No. _______________

If the above Notice Address is notthe Residence (for individual Subscriber) or Principal Place of Business (for Subscriber which is not an individual), such Residence or Principal Place of Business is:

_____________________________

_____________________________

_____________________________

COMPANY:

CHINA ARMCO METALS, INC.

a Nevada Corporation

By: _________________________________

(Signature of Authorized Person)

_____________________________________

Printed Name and Title

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Warrant

Exhibit B	Escrow Agreement

Exhibit C	Form of Legal Opinion

Exhibit D	Form of Public Announcement or Form 8-K

Exhibit E	Form of Closing Certificate

Schedule 5(a)	Subsidiaries

Schedule 5(b)	Capitalization Not Reflected On Financial Statements

Schedule 5(d)	Additional Issuances / Capitalization

Schedule 5(d)-1	Post Closing Capitalization Table

Schedule 5(q)	Undisclosed Liabilities

Schedule 5(v)	Transfer Agent

Schedule 8	Due Diligence Fees

Schedule 9(f)	Use of Proceeds

Schedule 9(n)	Permitted Form S-8 Filings

Schedule 9(q)(ii)	Permitted Repurchases

Schedule 11(a)	Other Securities to be Registered